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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-51617 of Union Pacific Corporation on Form S-3 of our report dated January 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Dallas, Texas
July 24, 1998